As filed with the Securities and Exchange Commission on May 26, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Depomed, Inc.

(Exact Name of Registrant as Specified in its Charter)

California	94-3229046
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560

(Address of Principal Executive Offices)

Depomed, Inc.  Amended and Restated 2014 Omnibus Incentive Plan

(Full Title of the Plan)

James A. Schoeneck

President and Chief Executive Officer

7999 Gateway Blvd., Suite 300

Newark, California 94560

(Name and Address of Agent For Service)

(510) 744-8000

(Telephone Number of Agent For Service)

Copy to:

Brian D. Lee, Esq.

Baker Botts L.L.P.

1001 Page Mill Road

Building One, Suite 200

Palo Alto, California 94304

Telephone: (650) 739-7500

Facsimile: (650) 739-7699

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value, issuable under the Amended and Restated 2014 Omnibus Incentive Plan	2,400,000	$19.81	(2)	$47,544,000	$4,787.69

(1)          In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Global Market on May 23, 2016.

(3)          Computed in accordance with Rule 457(h)(1) under the Securities Act solely for the purpose of computing the amount of registration fee.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 2,400,000 additional shares of common stock of Depomed, Inc. (the “Company”), all of which were authorized pursuant to an amendment and restatement of the Company’s 2014 Omnibus Incentive Plan approved by the Board of Directors of the Company on February 12, 2016 and the Company’s shareholders on May 18, 2016 (as amended to date, the “Plan”).  The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on May 23, 2014 (File No. 333-196263) covering 6,150,000 shares of common stock authorized for issuance under the Plan (the “Prior Registration Statement”).  Except as supplemented by the information set forth herein, the content of the Prior Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed or to be filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:

(a)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 26, 2016, including information incorporated by reference in the Form 10-K from the Registrant’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 14, 2016.

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the SEC on May 6, 2016.

(c)          The Registrant’s Current Reports on Forms 8-K or 8-K/A (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items) filed on June 10, 2015, January 19, 2016, February 19, 2016, April 4, 2016, April 25, 2016, April 25, 2016 and May 20, 2016.

(d)         The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (No. 000-23267) filed with the SEC on December 16, 2003 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being referred to as “Incorporated Documents”).

Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any subsequently Incorporated Document modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.     Exhibits

4.1(1)	Specimen Common Stock Certificate

5.1	Opinion of Baker Botts L.L.P.

10.1 (2)	Depomed, Inc. Amended and Restated 2014 Omnibus Incentive Plan

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Baker Botts L.L.P. (filed as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference to the Registrant’s Form SB-2 (File No. 333-25445).

(2) Incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed with the SEC on April 14, 2016 (File No. 001-13111).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newark, State of California, this 26th day of May, 2016.

DEPOMED, INC.

By:	/s/ James A. Schoeneck
James A. Schoeneck
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James A. Schoeneck, August J. Moretti and Matthew M. Gosling, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ James A. Schoeneck	President, Chief Executive Officer and Director	May 26, 2016
James A. Schoeneck	(Principal Executive Officer)

/s/ August J. Moretti	Chief Financial Officer and Senior Vice President	May 26, 2016
August J. Moretti	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter D. Staple	Chairman of the Board of Directors	May 26, 2016
Peter D. Staple

/s/ Karen A. Dawes	Director	May 26, 2016
Karen A. Dawes

/s/ Louis J. Lavigne, Jr.	Director	May 26, 2016
Louis J. Lavigne, Jr.

/s/ Samuel R. Saks, M.D.	Director	May 26, 2016
Samuel R. Saks, M.D.

/s/ David B. Zenoff, D.B.A.	Director	May 26, 2016
David B. Zenoff, D.B.A.

INDEX TO EXHIBITS

4.1(1)	Specimen Common Stock Certificate

5.1	Opinion of Baker Botts L.L.P.

10.1 (2)	Depomed, Inc. Amended and Restated 2014 Omnibus Incentive Plan

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Baker Botts L.L.P. (filed as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1) Incorporated by reference to the Registrant’s Form SB-2 (File No. 333-25445).

(2) Incorporated by reference to Appendix B of the Registrant’s Proxy Statement filed with the SEC on April 14, 2016 (File No. 001-13111).